Exhibit 99.1

Westfield Financial, Inc. Reports Results for the Quarter and Year Ended December 31, 2011 and Declares Regular Dividend

WESTFIELD, Mass.--(BUSINESS WIRE)--January 25, 2012--Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.5 million, or $0.06 per diluted share, for the quarter ended December 31, 2011, compared to $1.3 million or $0.05 per diluted share, for the same period in 2010. For the year ended December 31, 2011, net income was $5.9 million, or $0.22 per diluted share, compared to $3.0 million, or $0.11 per diluted share, for the same period in 2010.

The increase in earnings for the year ended December 31, 2011 was the result of a $7.7 million decrease in the provision for loan losses to $1.2 million, compared to $8.9 million for the same period in 2010, partially offset by a decrease of $3.6 million in noninterest income and a $1.2 million increase in noninterest expense. The decrease in the provision for loan losses occurred because the 2010 period included the reserve for and subsequent charge-off of $7.2 million on a single commercial real estate loan.

Net interest income increased $626,000 to $7.5 million for the quarter ended December 31, 2011, compared to $6.9 million for the same period in 2010. The net interest margin, on a tax-equivalent basis, was 2.60% for the quarter ended December 31, 2011, compared to 2.40% for the same period in 2010. For the year ended December 31, 2011, net interest income increased $1.1 million to $30.5 million, compared to $29.4 million for the same period in 2010. The net interest margin, on a tax-equivalent basis, was 2.67% and 2.64% for the years ended December 31, 2011 and 2010, respectively. Net interest income was favorably impacted by an increase in loans, which generally have higher yields than investments, along with a decrease in the cost of funds due to the lower interest rate environment.

Noninterest income increased $128,000 to $1.1 million for the quarter ended December 31, 2011, compared to $982,000 for the same period in 2010. The increase for the quarter ended December 31, 2011 was primarily the result of an increase in net gains on the sale of securities of $60,000. For the year ended December 31, 2011, noninterest income decreased $3.6 million to $3.8 million, compared to $7.4 million for the same period in 2010, primarily the result of a decrease in net gains on the sale of securities of $3.6 million.

For the quarter ended December 31, 2011, noninterest expense increased $57,000 to $6.3 million, compared to the same period in 2010. For the year ended December 31, 2011, noninterest expense increased $1.2 million to $26.0 million, compared to $24.8 million for the same period in 2010. The increase in noninterest expense for the year ended December 31, 2011 was due to an increase in salaries and benefits of $845,000 related to regular annual adjustments as well as salaries and benefits related to the hiring of additional personnel.

Balance Sheet Growth

Total assets were $1.3 billion at December 31, 2011, showing an increase of $23.8 million, compared to December 31, 2010. Securities decreased $24.7 million to $630.0 million at December 31, 2011 from $654.7 million at December 31, 2010. The decrease in securities was the result of using cash flow from securities to fund the loan portfolio as discussed below.

Net loans increased by $44.0 million to $546.4 million at December 31, 2011 from $502.4 million at December 31, 2010. Residential loans increased $43.7 million to $192.5 million at December 31, 2011 from $148.8 million at December 31, 2010. Through the Company’s long standing relationship with a third-party mortgage company, it originated and purchased a total of $58.2 million in residential loans within and contiguous to its market area as a means of diversifying its loan portfolio and improving net interest income. In addition, commercial and industrial loans and commercial real estate loans increased $1.3 million to $358.2 million at December 31, 2011 from $356.9 million at December 31, 2010.

Total deposits increased $32.7 million to $733.0 million at December 31, 2011 from $700.3 million at December 31, 2010. The increase in deposits was due to an increase in savings and money market accounts of $68.1 million to $245.6 million. Noninterest bearing checking accounts increased $15.0 million to $100.2 million. The increases in checking, savings and money market accounts were primarily due to a relationship-based product set introduced in 2010 which continued growth throughout 2011. Time deposit accounts decreased $38.2 million to $315.8 million at December 31, 2011, as customers have less incentive to lock up funds in time deposits because of the low interest rate environment.

Shareholders’ equity was $219.0 million and $221.2 million, which represented 17.3% and 17.8% of total assets at December 31, 2011 and December 31, 2010, respectively. The decrease in shareholders’ equity reflects the payment of regular and special dividends amounting to $14.3 million and the repurchase of 1.3 million shares of our common stock at a cost of $10.1 million, pursuant to the Company’s stock repurchase program. This was partially offset by an increase in other comprehensive income of $13.2 million primarily due to the change in market value of securities, net income of $5.9 million for the year ended December 31, 2011, an increase of $3.0 million related to the recognition of share-based compensation and the exercise of 81,741 stock options.

On May 25, 2010, the Board of Directors authorized the commencement of the Company’s current stock repurchase program, authorizing the repurchase of up to 2,924,367 shares, or ten percent of the Company’s outstanding shares of common stock. There were 2,676,041 shares purchased under the second repurchase program as of December 31, 2011. On December 22, 2011, the Board of Directors authorized an additional stock repurchase program under which the Company may purchase up to 1,333,496 shares, or 5% of its outstanding common stock. This new repurchase program will commence upon the completion of the previously announced program.

Credit Quality

The allowance for loan losses was $7.8 million at December 31, 2011 and $6.9 million at December 31, 2010. This represents 1.40% and 1.36% of total loans at December 31, 2011 and December 31, 2010, respectively, and 264.71% and 216.42% of nonperforming loans at December 31, 2011 and December 31, 2010, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	December 31,	September 30,	December 31,
	2011	2011	2010
	(In thousands)
Balance, beginning of period	$7,087	$7,073	$8,168
Provision	677	15	375
Charge-offs	(7)	(17)	(1,636)
Recoveries	7	16	27
Balance, end of period	$7,764	$7,087	$6,934

Loans delinquent 30 – 89 days decreased $15.0 million to $1.8 million at December 31, 2011 from $16.8 million at December 31, 2010. The decrease in loans delinquent is mainly the result of a single commercial real estate relationship of $15.0 million in the hotel and lodging industry that was brought within 30 days of their payment due date. The interest rate on this loan relationship was reduced from 6.25% to 4.25% for a period of one year and it is therefore classified as a troubled debt restructuring. As a result, for the quarter ended December 31, 2011, $275,000 was added to the provision for loan losses representing the reduction in cash flow from interest that occurs by reducing the interest rate to 4.25%.

Nonperforming loans decreased $271,000 to $2.9 million at December 31, 2011, compared to $3.2 million at December 31, 2010, representing 0.53% and 0.63% of total loans at December 31, 2011 and December 31, 2010, respectively. There are no loans 90 or more days past due and still accruing interest.

Declaration of Dividends

James C. Hagan, Chief Executive Officer stated, “On January 24, 2012, the Board of Directors declared a regular cash dividend of $0.06 per share payable on February 22, 2012 to all shareholders of record on February 8, 2012.”

About Westfield Bank

The Bank is headquartered in Westfield, Massachusetts and operates through 11 banking offices in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Statements of Income and Other Data (Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME:
Loans	$6,381	$6,200	$25,318	$24,732
Securities	4,530	4,836	19,624	21,383
Other investments - at cost	15	7	62	24
Federal funds sold, interest-bearing deposits and other short-term investments	-	3	1	8
Total interest and dividend income	10,926	11,046	45,005	46,147

INTEREST EXPENSE:
Deposits	1,699	2,359	7,589	9,850
Long-term debt	1,659	1,593	6,731	6,538
Short-term borrowings	24	176	147	377
Total interest expense	3,382	4,128	14,467	16,765

Net interest and dividend income	7,544	6,918	30,538	29,382

PROVISION FOR LOAN LOSSES	677	375	1,206	8,923

Net interest and dividend income after provision for loan losses	6,867	6,543	29,332	20,459

NONINTEREST INCOME:
Total other-than-temporary impairment losses on securities	-	(490)	(603)	(590)
Portion of other-than-temporary impairment losses recognized in accumulated other comprehensive loss	-	443	501	443
Net other-than-temporary impairment losses recognized in income	-	(47)	(102)	(147)
Service charges and fees	509	500	1,973	1,940
Income from bank-owned life insurance	395	383	1,546	1,524
Gain on sales of securities, net	206	146	414	4,072
(Loss) gain on sale of other real estate owned	-	-	(25)	1
Total noninterest income	1,110	982	3,806	7,390

NONINTEREST EXPENSE:
Salaries and employees benefits	3,847	3,783	15,557	14,712
Occupancy	645	667	2,671	2,620
Data processing	480	497	1,917	1,940
Professional fees	508	413	2,033	1,671
FDIC insurance	128	197	683	751
OREO expense	18	48	70	374
Other	720	684	3,027	2,741
Total noninterest expense	6,346	6,289	25,958	24,809

INCOME BEFORE INCOME TAXES	1,631	1,236	7,180	3,040

INCOME TAX PROVISION (BENEFIT)	102	(103)	1,306	34
NET INCOME	$1,529	$1,339	$5,874	$3,006

Basic earnings per share	$0.06	$0.05	$0.22	$0.11

Weighted average shares outstanding	26,106,911	26,807,171	26,482,064	27,595,014

Diluted earnings per share	$0.06	$0.05	$0.22	$0.11

Weighted average diluted shares outstanding	26,190,326	26,935,101	26,589,510	27,793,409

Other Data:

Return on average assets (1)	0.48%	0.42%	0.47%	0.25%

Return on average equity (1)	2.71%	2.31%	2.65%	1.25%

_______________ (1) Three month results have been annualized.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES Consolidated Balance Sheets and Other Data (Dollars in thousands, except per share data) (Unaudited)

	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$21,105	$11,611
Securities available for sale, at fair value	617,537	642,467
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,438	12,282

Loans	554,156	509,326
Allowance for loan losses	7,764	6,934
Net loans	546,392	502,392

Bank-owned life insurance	44,040	40,494
Other real estate owned	1,130	223
Other assets	20,622	30,020

TOTAL ASSETS	$1,263,264	$1,239,489

Total deposits	$732,958	$700,335
Short-term borrowings	52,985	62,937
Long-term debt	247,320	238,151
Securities pending settlement	363	7,791
Other liabilities	10,650	9,030

TOTAL LIABILITIES	1,044,276	1,018,244

TOTAL SHAREHOLDERS' EQUITY	218,988	221,245

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,263,264	$1,239,489

Book value per share	$8.14	$7.85

Other Data:

30- 89 day delinquent loans	$1,848	$16,785

Nonperforming loans	2,933	3,204

Nonperforming loans as a percentage of total loans	0.53%	0.63%

Nonperforming assets as a percentage of total assets	0.32%	0.28%

Allowance for loan losses as a percentage of nonperforming loans	264.71%	216.42%

Allowance for loan losses as a percentage of total loans	1.40%	1.36%

The following tables set forth the information relating to our average balance at, and net interest income for, the three months and years ended December 31, 2011 and 2010, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended December 31,
	2011			2010
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$544,577	$6,422	4.72%	$495,580	$6,241	5.04%
Securities(2)	618,421	4,719	3.05	652,991	5,001	3.06
Other investments - at cost	14,123	15	0.42	13,739	7	0.20
Short-term investments(3)	9,242	-	0.00	13,325	3	0.09
Total interest-earning assets	1,186,363	11,156	3.76	1,175,635	11,252	3.83
Total noninterest-earning assets	66,687			77,092

Total assets	$1,253,050			$1,252,727

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$76,874	132	0.69	$84,020	242	1.15
Savings accounts	99,805	88	0.35	97,957	152	0.62
Money market accounts	128,095	190	0.59	78,934	128	0.65
Time certificates of deposit	319,382	1,289	1.61	356,203	1,837	2.06
Total interest-bearing deposits	624,156	1,699		617,114	2,359
Short-term borrowings and long-term debt	295,868	1,683	2.28	306,532	1,769	2.31
Interest-bearing liabilities	920,024	3,382	1.47	923,646	4,128	1.79
Noninterest-bearing deposits	98,789			85,661
Other noninterest-bearing liabilities	10,526			13,116
Total noninterest-bearing liabilities	109,315			98,777

Total liabilities	1,029,339			1,022,423
Total equity	223,711			230,304
Total liabilities and equity	$1,253,050			$1,252,727
Less: Tax-equivalent adjustment(2)		(230)			(206)
Net interest and dividend income		$7,544			$6,918
Net interest rate spread(4)			2.29%			2.04%
Net interest margin(5)			2.60%			2.40%
Average interest-earning assets to average interest-bearing liabilities
			128.9			127.3

	For the Years Ended December 31,
	2011			2010
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$536,084	$25,485	4.75%	$482,215	$24,887	5.16%
Securities(2)	619,704	20,376	3.29	634,531	22,055	3.48
Other investments - at cost	14,034	61	0.43	12,900	24	0.19
Short-term investments(3)	7,503	1	0.01	13,948	8	0.06
Total interest-earning assets	1,177,325	45,923	3.90	1,143,594	46,974	4.11
Total noninterest-earning assets	70,133			78,842

Total assets	$1,247,458			$1,222,436

LIABILITIES AND EQUITY:
Interest-bearing liabilities
NOW accounts	$85,094	762	0.90	$76,954	933	1.21
Savings accounts	104,112	515	0.49	112,546	824	0.73
Money market accounts	99,319	619	0.62	56,082	358	0.64
Time certificates of deposit	332,327	5,693	1.71	347,590	7,735	2.23
Total interest-bearing deposits	620,852	7,589		593,172	9,850
Short-term borrowings and long-term debt	303,909	6,878	2.26	296,752	6,915	2.33
Interest-bearing liabilities	924,761	14,467	1.56	889,924	16,765	1.88
Noninterest-bearing deposits	91,024			83,077
Other noninterest-bearing liabilities	9,754			9,513
Total noninterest-bearing liabilities	100,778			92,590

Total liabilities	1,025,539			982,514
Total equity	221,919			239,922
Total liabilities and equity	$1,247,458			$1,222,436
Less: Tax-equivalent adjustment(2)		(918)			(827)
Net interest and dividend income		$30,538			$29,382
Net interest rate spread(4)			2.34%			2.23%
Net interest margin(5)			2.67%			2.64%
Average interest-earning assets to average interest-bearing liabilities
			127.3			128.5

(1) Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.

(2) Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of operations.

(3) Short-term investments include federal funds sold.

(4) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(5) Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

CONTACT:
Westfield Financial, Inc.
James C. Hagan, 413-568-1911
President & CEO
or
Leo R. Sagan, Jr., 413-568-1911
CFO